Exhibit 11.0

                             UFP Technologies, Inc.
                 Statement of Computation of Per Share Earnings

                         Three months ended               Six months ended
                     --------------------------      --------------------------
                        June 30,       June 30,      June 30,       June 30,
                          1996           1995          1996           1995
                     -----------     -----------   ------------    -----------
Net income           $   234,896         75,076       371,844         81,919
Primary earnings
  per share:
  Weighted average
    common shares
    outstanding       4,635,798      4,626,687     4,631,326      4,624,272
  Dilutive stock
    options and
    warrants            303,044        113,740       303,044        106,168
                      ----------  -------------  ------------  -------------
                      4,938,842      4,740,427     4,934,370      4,730,440
                      ==========  =============  ============  =============
  Income
    per share        $     0.05           0.02          0.08           0.02
                      ==========  =============  ============  =============
Fully diluted
  earnings per
  share:
  Weighted average
    common shares
    outstanding       4,635,798      4,626,687     4,631,326      4,624,272
  Dilutive stock
    options and
    warrants            303,044        113,740       303,044        106,168
                      ==========  =============  ============  =============
                      4,938,842      4,740,427     4,934,370      4,730,440
                      ==========  =============  ============  =============
  Income
    per share        $     0.05           0.02          0.08           0.02
                      ==========  =============  ============  =============